EXHIBIT 11.1
STATEMENT RE: COMPUTATION OF HISTORICAL EARNINGS PER COMMON SHARE
PROFFITT'S, INC. AND SUBSIDIARIES
(In Thousands, except per share data)


                                                      Three Months Ended       Nine Months Ended
                                                      ------------------       ------------------
                                                     11/1/97    11/2/96        11/1/97   11/2/96
                                                    --------     --------     --------    --------
PRIMARY:
Average shares outstanding                             58,308      50,186       56,612     47,610
Net effect of dilutive stock options-based
   on the treasury stock method using
   average market price                                 2,024       1,942        1,748      1,592
                                                      --------    --------     --------   --------
Primary weighted average common shares                 60,332      52,128       58,360     49,202
                                                      ========    ========     ========   ========
Income before extraordinary loss                      $10,232     $12,141      $27,154    $21,982
Less preferred dividends                                                                     (796)
Less payment for early conversion of
   preferred stock                                                                         (3,032)
                                                      --------    --------     --------   --------
Income available to common shareholders
   before extraordinary loss                           10,232      12,141       27,154     18,154
Extraordinary loss, net of tax                           (363)                  (1,483)
                                                      --------    --------     --------   --------
Net income available to common shareholders            $9,869     $12,141      $25,671    $18,154
                                                      ========    ========     ========   ========
Earnings per common share before
   extraordinary loss                                   $0.17       $0.23        $0.47      $0.37
Extraordinary loss, net of tax                          (0.01)       -           (0.03)      -
                                                      --------    --------     --------   --------
Primary earnings per share                              $0.16       $0.23        $0.44      $0.37
                                                      ========    ========     ========   ========


STATEMENT RE: COMPUTATION OF HISTORICAL EARNINGS PER COMMON SHARE
PROFFITT'S, INC. AND SUBSIDIARIES
(In Thousands, except per share data)

                                                       Three Months Ended       Nine Months Ended
                                                       ------------------       ------------------
                                                        11/1/97    11/2/96        11/1/97   11/2/96
                                                      --------     --------     --------    --------
FULLY DILUTED:
   Average shares outstanding                           58,308      50,186       56,612     47,610
   Net effect of dilutive stock options-
     based on the treasury stock method
     using average market price                          2,098       1,996        1,971      1,736
   Assumed conversion of preferred stock                                                     1,510
   Assumed conversion of 4.75% subordinated
       debentures                                        2,373       4,040        3,484
                                                      --------    --------     --------   --------
   Fully diluted weighted average common
       shares                                           62,779      56,222       62,067     50,856
                                                        ======      ======       ======     ======

   Income before extraordinary loss                    $10,232     $12,141      $27,154    $21,982
   Add:  Subordinated debentures interest,
      net of federal income tax effect                     458         625        1,708
                                                      --------    --------     --------   --------

   Adjusted income before extraordinary loss            10,690      12,766       28,862     21,982

   Extraordinary loss, net of tax                        (363)                  (1,483)
                                                      --------    --------     --------   --------

   Adjusted net income                                 $10,327     $12,766      $27,379    $21,982
                                                       =======     =======      =======    =======
   Fully diluted earnings per common share
     before extraordinary loss                       $    0.17   $    0.23     $   0.47  $    0.43
   Extraordinary loss, net of tax                       (0.01)                   (0.03)
                                                      --------    --------     --------   --------
   Fully diluted earnings per share                  $    0.16   $    0.23     $   0.44  $    0.43
                                                       =======     =======      =======    =======
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